EX 99.1

 Company Overview  February 2019

 Safe Harbor Statement  This presentation contains "forward-looking" statements. These statements identify substantial risks and uncertainties and relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions, may be inaccurate, and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this presentation, even though our situation may change in the future. Important Additional Information and Where to Find ItAmber Road, Inc. (the “Company”) intends to file a proxy statement on Schedule 14A and form of associated WHITE Proxy Card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders (the “2019 Annual Meeting”). The Company, its directors and certain of its executive officers may be deemed participants in the solicitation of proxies from shareholders in respect of the 2019 Annual Meeting. Information regarding the names of the Company’s directors and executive officers and their respective interests in the Company by security holdings or otherwise will be set forth in the preliminary proxy statement and definitive proxy statement. Details concerning the nominees of the Company’s Board of Directors for election at the 2019 Annual Meeting will be included in the Company’s preliminary proxy statement and definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S PRELIMINARY AND DEFINITIVE PROXY STATEMENTS AND ANY SUPPLEMENTS THERETO AND ACCOMPANYING WHITE PROXY CARD, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the preliminary proxy statement, definitive proxy statement and other relevant documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at www.amberroad.com in the "Investor Relations" section under "SEC Filings" as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SECAdditionally, this presentation contains non-GAAP financial measures. A reconciliation to the most directly comparable GAAP financial measure is available in the Appendix.
Safe Harbor Statement This presentation contains "forward-looking" statements. These statements identify substantial risks and uncertainties and relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue,” and similar expressions, whether in the negative or affirmative. These statements are only predictions, may be inaccurate, and are made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995.   Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors, including the risks outlined in our filings with the Securities and Exchange Commission (SEC), including, without limitation, our periodic and current SEC reports. These factors may cause our actual results to differ materially from any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, our future results, levels of activity, performance or achievements may differ from our expectations. Other than as required by law, we do not undertake to update any of the forward-looking statements after the date of this presentation, even though our situation may change in the future. Important Additional Information and Where to Find It The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company's stockholders in connection with the Company's 2019 Annual Meeting of Stockholders. The Company intends to file a proxy statement and WHITE proxy card with the U.S. Securities and Exchange Commission (the “SEC”) in connection with any such solicitation of proxies from the Company's stockholders. STOCKHOLDERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING WHITE PROXY CARD AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. Exhibit 99.2 of the Company's Current Report on Form 8-K filed with the SEC on February 26, 2019 (“Exhibit 99.2”) contains information regarding the direct and indirect interest, by securities holdings or otherwise, of the Company's directors and executive officers in the Company's securities. If the holdings of the Company's securities change from the amounts provided in Exhibit 99.2, such changes will be set forth in SEC filings on Forms 3, 4, and 5, which can be found through the Company's website at www.amberroad.com in the “Investor Relations” section under “SEC Filings” or through the SEC's website at www.sec.gov. Information can also be found in the Company's other SEC filings, including the Company's definitive proxy statement for the 2018 Annual Meeting of Stockholders and its Annual Report on Form 10-K for the year ended December 31, 2018. Updated information regarding the identity of potential participants, and their direct or indirect interests, by security holdings or otherwise, will be set forth in the definitive proxy statement and other materials to be filed with the SEC in connection with the 2019 Annual Meeting of Stockholders. Stockholders will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge at the Company's website at www.amberroad.com in the “Investor Relations” section under “SEC Filings.” Additionally, this presentation contains non-GAAP financial measures. A reconciliation to the most directly comparable GAAP financial measure is available in the Appendix.

 Current State

 Amber Road transforms global supply chains by increasing efficiency, reducing risk, and enabling supply chain agility.

 The Digitized Global Supply Chain  The non-digital global supply chain includes information contained within…PaperEmailsPhone callsSpreadsheets…this information is replicated, distributed, and unstructured. It cannot be processed by software!   PDFsWord docsand Faxes  The digital global supply chain consists of data that is…RobustNormalizedStructuredand Centralized…this data can be processed by software! It enables one version of the truth for the entire global supply chain.

 The Digitized Global Supply Chain  Makes it possible to…Collaborate – eliminate rekeying of information, reducing errors and workAutomate – create efficiency, improve data accuracy, and increase supply chain speedAnalyze – enable real-time transactional reporting and historical analytics for continuous improvement

 Amber Road by the Numbers  1B+Transactions &Supply Chain Messages Annually  800+Customers170+Countries  $85MRevenueProfitable* & PositiveOperating Cash Flow        699StaffUSA EU Asia    * Adjusted EBITDA positive. See appendix for details

 Success Factors

 Historical Trends -- Revenue  Subs revenue is expected to be the growth driver for the business.  *Fiscal year data as of 2016-2018

 Historical Trends – Non-GAAP Gross Margin by Revenue Type  Subscription margins largely driven by levers in Hosting and Content operations (build once, sell many).Services margins the product of good utilization. Expected to remain in the mid-20% range.  *See Appendix for Non-GAAP Reconciliation

 Historical Trends – Non-GAAP Operating Expenses as % of Revenue  Investments across all areas managed for ROI.   *See Appendix for Non-GAAP Reconciliation

 Historical Trends – Adjusted EBITDA  Effectively managing investments across all areas while driving top line growth, resulting in increasing leverage.   6% Adjusted EBITDA Margin    *See Appendix for Non-GAAP Reconciliation

 Historical Trends – Cash Flow from Operations    Expect sustainable and increasing positive cash flow from operations.

 Business Outlook     First Quarter 2019             Full Year 2019          (in millions, except per share info)  Low       High       Low       High    Revenue  $  20.3     $  20.9     $  88.7     $  91.7  Non-GAAP adjusted income (loss) from operations  $  (0.7)     $  (0.1)     $  0.0     $  3.0  Non-GAAP net income (loss) per share, basic and diluted  $  (0.04)     $  (0.02)     $  (0.06)     $  0.04  Assumed weighted average shares outstanding - basic  28.3       28.3       29.0       29.0    Assumed weighted average shares outstanding - diluted  28.3       28.3       29.0       32.4    Based on information available as of February 11, 2019.   2019 Assumes subscription revenue is the driver of growth in 2019.Expect subscription revenue to show improving year-over-year growth rates as we move through the quarters and to exit the year at double digit year-over-year growth.Expect improved levels of non-GAAP profit and cash flow from operations.2020 Believe we can deliver both double digit subscription growth and Adjusted EBITDA margins along with improving levels of cash flow  *See Appendix for Non-GAAP Reconciliation

 Appendix

   First Quarter 2019            Full Year 2019            Low       High      Low       High    Loss from operations  $  (2.6)     $  (2.0)     $  (4.7)     $  (1.7)  Stock-based compensation  1.9      (1.9)      4.7      4.7    Non-GAAP adjusted income (loss) from operations  $  (0.7)     $  (0.1)     $  0.0     $  3.0    First Quarter 2019            Full Year 2019            Low       High      Low       High    Net loss per share, basic and diluted  $  (0.11)     $  (0.09)     $  (0.22)     $  (0.12)  Stock-based compensation  0.07       0.07       0.16       0.16    Non-GAAP adjusted net income (loss) per share, basic and diluted  $  (0.04)     $  (0.02)     $  (0.06)     $  0.04                                  (1) This assumes weighted average shares outstanding - basic  28.3       28.3       29.0       29.0    (1) This assumes weighted average shares outstanding - diluted  28.3       28.3       29.0       32.4    Reconciliation of Loss from Operations to Non-GAAP Adjusted Income (Loss) from Operations Guidance(Unaudited)  Reconciliation of Net Loss per Share to Non-GAAP Adjusted Net Income (Loss) per Share Guidance (1)(Unaudited)  Based on information available as of February 11, 2019, the following tables show 2019 GAAP guidance reconciled to non-GAAP guidance for the first quarter and full year 2019 as indicated below (numbers in millions, except per share data):

 Reconciliation of Gross Profit, Sales and Marketing, Research and Development and General and Administrative Expenses to Non-GAAP Adjusted Gross Profit, Sales and Marketing, Research and Development and General and Administrative Expenses (Unaudited)

 Reconciliation of Net Loss to Adjusted EBITDA (Unaudited)